UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):	September 1, 2009

RAND CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rand Building, Buffalo, NY 14203
(Address of principal executive offices)

(716) 853-0802
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On September 1, 2009, Rand Capital Corporation sold 733,315 common shares, par value $.10 per share issued by it (“Shares”), and on September 4, 2009 it sold an additional 8,287 Shares, with an aggregate price of $ 2,536,279, or $3.42 per Share.    These sales completed the sales under an offering of up to 1,100,000 Shares commenced on July 24, 2009.   No underwriting discounts or commissions were paid in connection with the sales.  The Shares sold in the offering were sold in a private offering under the exemption from registration under section 4(2) of the Securities Act of 1933 and Rule 506 under the Securities Act.  The Shares were sold in the offering exclusively to “accredited investors” as defined under Rule 501 without the use of any general solicitation or general advertising, and the sales were made subject to the limitations on resale provided for in Rule 502(d).

Item  9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Reference is made to the form of Subscription Agreement used in connection with the private offering of the Shares that was filed as an exhibit to the registrant’s Form 8-K dated August 12, 2009 as was filed with SEC on August 13, 2009, which is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION
(Registrant)

Date: September 4, 2009	By:	/s/ Allen F. Grum
Name: Allen F. Grum
Title: President and CEO